[LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL LLP]


                                                              April 30, 2004


GraphOn Corporation
105 Cochrane Circle
Morgan Hill, California  95037

            Re:   Registration Statement on Form S-1
                  Under the Securities Act of 1933

Ladies and Gentlemen:

      In our capacity as counsel to GraphOn Corporation, a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with an Amendment No. 1 on Form S-1 to Registration Statement on Form S-3 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering (i) 5,000,000 shares of common stock, par value $0.0001 per share, of the Company ("Shares"), and (ii) 3,250,000 shares of common stock, par value $0.0001 per share, of the Company ("Warrant Shares") that are presently issuable upon future exercises of certain warrants heretofore issued by the Company (the "Warrants"). The Shares and the Warrant Shares have been included in the Registration Statement for the account of the persons identified therein as the Selling Stockholders.

      In that connection, we have examined the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of each of, respectively, the Shares, the Warrants and the Warrant Shares and such other instruments and documents as we have deemed relevant under the circumstances.

      In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Shares have been duly and validly authorized and issued, and are fully paid and non-assessable; and

      2. The Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Warrants and as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

      We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    SONNENSCHEIN NATH & ROSENTHAL LLP



                                    By:   /s/ IRA I. ROXLAND
                                      ----------------------------------
                                         A Member of the Firm